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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 1997


                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARACTER)


         MARYLAND                   1-12993                95-4502084
(State of other jurisdiction      (Commission           (I.R.S. Employer
of incorporation)                 File Number)          Identification No.)


135 NORTH LOS ROBLES AVENUE, SUITE 250                   91101
       PASADENA, CALIFORNIA
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (626) 578-0777



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Item 2. Acquisition or Disposition of Assets

On November 14, 1997, Alexandria Real Estate Equities, Inc. completed a series of four acquisitions. The properties ("Life Science Facilities") are for lease principally to participants in the life science industry. The properties were purchased from sellers which are unrelated to each other and unaffiliated with the Company.

708 Quince Orchard Road is a property located in Gaithersburg, Maryland. The purchase price was $3,945,000, which was based on arm's length negotiations. The property is in the process of being converted to a Life Science Facility containing 49,225 rentable square feet. The property, which was previously vacant, has been 100% leased at a net effective annual rental rate of $21.75 per foot. The property was purchased on August 26, 1997 from Quince Orchard Road Limited Partnership II, a Maryland limited partnership.

940 Clopper Road is a Life Science Facility located Gaithersburg, Maryland. The property was purchased for $3,594,000, which was based on arm's length negotiations. The property contains 44,464 rentable square feet. It is presently 63% leased to two tenants at an average net effective annual rental rate of $12.44 per square foot. The property was purchased on August 26, 1997 from The Variable Annuity Life Insurance Company.

1401 Research Boulevard is a Life Science Facility located in Rockville, Maryland. The property was purchased for $5,800,000, which was based on arm's length negotiations. The property contains 48,800 rentable square feet. It is presently 100% leased at a net effective annual rental rate of $13.82 per square foot. The property was purchased on September 4, 1997 from Research Blvd. Partnership, a Maryland Partnership.

1500 East Gude Drive, 3 Taft Court and 3 1/2 Taft Court are Life Science Facilities located in Rockville, Maryland. The acquisition, which consists of three buildings, was purchased for $6,500,000, which was based on arm's length negotiations. The property contains an aggregate of 70,449 rentable square feet. It is presently 60% occupied at an average net effective annual rental rate of $11.26 per square foot. A current tenant plans to vacate the property on December 7, 1997. The foregoing occupancy percentage gives effect to such vacancy. The property was purchased on November 14, 1997 from Aquila Biopharmaceuticals, Inc.

To finance these acquisitions, the company used approximately $12.8 million of excess reserves and borrowed $7 million on its line of credit with Bank of America NT & SA. Inclusive of these purchases, the Company's portfolio consists of 19 Life Science Facilities comprised of 1,668,000 rentable square feet.

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Item 7.  Financial Statements and Exhibits

(a)  Financial statements of properties acquired.

It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed as an amendment to this Form within 60 days.

(b)  Pro forma financial information.

It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forms financial information will be filed as an amendment to this Form within 60 days.

(c) Exhibits.

10.42 Purchase and Sale Agreement by and between Alexandria Real Estate Equities, Inc., Buyer and Quince Orchard Road Limited Partnership II, Seller.

10.43 Purchase and Sale Agreement and Escrow Instructions by and between The Variable Annuity Life Insurance Company and Alexandria Real Estate Equities, Inc.

10.44 First Amendment to Purchase and Sale Agreement by and between The Variable Annuity Life Insurance Company and Alexandria Real Estate Equities, Inc.

10.45 Purchase and Sale Agreement and Joint Escrow Instructions as of June 26, 1997 by and between Alexandria Real Estate Equities, Inc., Buyer and Research Blvd. Partnership, Seller.

10.46         Purchase Agreement by and between Aquila Biopharmaceuticals, Inc.
              and Alexandria Real Estate Equities, Inc.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALEXANDRIA REAL ESTATE EQUITIES, INC.


Date : December 1, 1997                By: _____________________________
                                           Peter J. Nelson
                                           Chief Financial Officer